Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Innovative Solutions & Support, Inc.

Ronald C. Albrecht

Chief Financial Officer

610-646-0350

ralbrecht@innovative-ss.com

Innovative Solutions & Support, Inc. Announces Fourth Quarter

and Fiscal 2014 Financial Results

Exton, PA.  — December 3, 2014 — Innovative Solutions & Support, Inc. (“IS&S”) (NASDAQ: ISSC) today announced its financial results for the fourth quarter and fiscal year ended September 30, 2014.

Revenues for fiscal 2014 were $44.1 million compared to $31.6 million for fiscal 2013.  Net income for the year was $0.2 million, or $0.01 per share compared to $1.9 million, or $0.11 per share for fiscal 2013.  Fiscal 2014 net income included a $(2.6 million) after tax charge, or $(0.15) per share, related to the previously disclosed purported termination by Delta Airlines, Inc. (“Delta”) of its contract with the Company.  Fiscal 2013 included a $(0.5 million), or $(0.03) per share charge related to a legal matter.  The fiscal 2014 charge is reflected as a provision in selling, general and administrative expense and has no cash impact.

For the fourth quarter 2014, the Company reported revenue of $9.9 million compared to $8.0 million for the fourth quarter 2013.  The Company reported a fourth quarter 2014 net loss of $(2.1 million), or $(0.12) per share, after taking into account the Delta charge of $(0.15), compared to fourth quarter 2013 net income of $0.2 million, or $0.01 per share.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “Our combined investment in engineering development contracts (“EDCs”)

and R&D was 39% of revenue, the highest in the Company’s history, demonstrating our commitment to the future and our continuing ability to be profitable throughout a period that featured significant product development initiatives.   Our commitment to make substantial investments in product development has contributed to our consistent profitability in recent years.  Although we faced challenges this past year that will inhibit our growth temporarily, we are entering the new fiscal year with a solid financial foundation, a broader portfolio of products, and several maturing development programs with long-term production opportunities.”

At September 30, 2014, the Company had $15.2 million of cash on hand, an increase from $14.4 million at June 30, 2014, but lower than the cash on hand of $16.4 million at September 30, 2013.  Cash generated by operating activities was $908,000 in the fourth quarter of 2014.  The Company remains debt free.

New orders were $7.8 million in the fourth quarter of fiscal 2014, and backlog was $8.4 million at September 30, 2014.  Backlog reflects firm orders with stipulated delivery schedules, and excludes potential future sole-source production orders, including the Eclipse E550, the Pilatus PC-24, and the KC-46A aircraft.

Delta Airlines purported to cancel its order for an upgrade of the cockpit and certain navigation capabilities of its fleet of 182 MD88 and MD90 aircraft.  The Company disputes this termination, but, in addition to taking the aforementioned charge to earnings, has removed all of the remaining $61.9 million related to Delta from backlog.  This dispute remains unresolved, and a non-binding mediation will be scheduled in the near future.

Shahram Askarpour, President of IS&S, stated, “The recent award of an STC for the Boeing 737 Flight Management System and the imminent receipt of certification for the C-130 integrated cockpit have opened potential new markets for these products.  In addition, we continue to make good progress on our various engineering development programs.  As our historically high level of engineering investment declines, fiscal 2015 will provide an opportunity to begin to maximize the return on new production and development programs. The market continues to emphasize price-for-

performance, an IS&S strength, and a growing domestic economy creates the potential for improvement across our military, air transport and business aviation markets.  We believe that these trends can lead to a profitable year in fiscal 2015.”

Mr. Hedrick concluded, “In the present circumstance, the Board of Directors has requested that I postpone my previously announced retirement so that I can support our efforts to complete the engineering development programs, grow sales of our existing products, and report another profitable year for fiscal 2015.  Based on current programs in process, we anticipate a decrease in engineering revenues in 2015, so gross margins should benefit from a higher proportion of more profitable production revenues.  Together with expected reductions in working capital and lower expenses, we anticipate being profitable and cash flow positive in fiscal 2015.”

Conference Call

The Company will be hosting a conference call December 4, 2014 at 10:00 AM EST to discuss these results and its business outlook. Please use the following dial in number to register your name and company affiliation for the conference call: 877-883-0383 and enter the PIN Number 6883430. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	September 30,	September 30,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$15,214,584	$16,386,207
Accounts receivable	4,419,863	4,489,434
Unbilled receivables, net	7,425,728	6,539,442
Inventories	5,470,786	4,377,513
Deferred income taxes	3,245,223	2,002,679
Prepaid expenses and other current assets	750,108	642,210

Total current assets	36,526,292	34,437,485

Property and equipment, net	7,467,663	7,320,495
Non-current deferred income taxes	57,707	650,998
Other assets	110,848	221,533

Total assets	$44,162,510	$42,630,511

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$2,402,652	$2,372,137
Accrued expenses	4,077,290	3,672,909
Deferred revenue	526,320	447,525

Total current liabilities	7,006,262	6,492,571

Non-current deferred income taxes	132,999	132,202
Other liabilities	11,725	11,491

Total liabilities	7,150,986	6,636,264

Commitments and contingencies	—	—

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2014 and 2013	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,714,449 and 18,632,328 issued at September 30, 2014 and 2013, respectively	18,715	18,632
	—
Additional paid-in capital	50,697,497	49,880,571
Retained earnings	6,684,902	6,484,634
Treasury stock, at cost, 1,756,807 shares at September 30, 2014 and 2013	(20,389,590)	(20,389,590)

Total shareholders’ equity	37,011,524	35,994,247

Total liabilities and shareholders’ equity	$44,162,510	$42,630,511

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2014	2013	2014	2013

Sales	$9,918,221	$8,037,345	$44,095,023	$31,567,307

Cost of sales	7,059,708	5,849,877	30,508,823	18,942,737

Gross profit	2,858,513	2,187,468	13,586,200	12,624,570

Operating expenses:
Research and development	682,361	362,758	2,618,054	2,578,034
Selling, general and administrative	5,477,183	1,778,173	11,111,014	8,119,071
Total operating expenses	6,159,544	2,140,931	13,729,068	10,697,105

Operating income (loss)	(3,301,031)	46,537	(142,868)	1,927,465

Interest income	5,509	8,892	21,756	41,174
Other income	10,451	8,389	37,758	38,120

Income (loss) before income taxes	(3,285,071)	63,818	(83,354)	2,006,759

Income tax (benefit) expense	(1,195,496)	(90,909)	(283,622)	119,842

Net income (loss)	$(2,089,575)	$154,727	$200,268	$1,886,917

Net income (loss) per common share:
Basic	$(0.12)	$0.01	$0.01	$0.11
Diluted	$(0.12)	$0.01	$0.01	$0.11

Cash dividend per share	$—	$—	$—	$1.50

Weighted average shares outstanding:
Basic	16,956,247	16,836,359	16,927,879	16,753,068
Diluted	17,171,828	17,051,863	17,149,106	16,855,854